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Exhibit 99.2

CONSENT OF PETRIE PARKMAN & CO.

The Conflicts Committee of the Board of Directors
Pacific Energy Management LLC
5900 Cherry Ave.
Long Beach, CA 90805

Gentlemen:

        We hereby consent to the inclusion of our opinion letter to you dated June 11, 2006, as Annex C to, and to the reference thereto under the caption "Summary—Opinions of Financial Advisors—Opinion of Financial Advisor to the Conflicts Committee of Pacific," "The Merger—Background of the Merger," "The Merger—Recommendation of the Board of Directors and Conflicts Committee of Pacific's General Partner and Reasons for the Merger" and "The Merger—Opinions of Financial Advisors—Opinion of Petrie Parkman & Co.—Financial Advisor to the Conflicts Committee of the Board of Directors of Pacific's General Partner," in, the Proxy Statement/Prospectus of Plains All American Pipeline, L.P. ("Plains") and Pacific Energy Partners, L.P. ("Pacific") relating to the proposed merger involving Plains and Pacific, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Plains. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of this Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any amendments to this Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

PETRIE PARKMAN & CO., INC.
By:	/s/ GEORGE C. MORRIS III George C. Morris III

Houston, Texas
July 11, 2006

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CONSENT OF PETRIE PARKMAN & CO.